UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2015

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 232-4489

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On June 14, 2015, Colt Defense LLC (“Colt Defense”) and Colt Holding Company LLC and certain of their subsidiaries and affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware.  Prior to filing for relief under the Bankruptcy Code, Colt Defense and Colt Finance Corp. (together with Colt Defense, “Colt”) entered into confidential discussions with certain holders (the “Holders”) of Colt’s 8.75% Senior Notes due 2017 (the “Notes”) regarding a potential transaction relating to the Notes.  In connection with those discussions, Colt provided certain confidential information regarding the Company pursuant to confidentiality agreements with the Holders.  In accordance with terms of those confidentiality agreements, Colt is making the disclosures included in Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02 on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  By filing this Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in Item 2.02 or Exhibit 99.1 hereto.

Item 9.01.             Exhibits.

Exhibit No.	DESCRIPTION
99.1	Selected Financial Information for the Quarters Ended April 5, 2015 and March 30, 2014, and as of April 5, 2015 and December 31, 2014

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC
COLT FINANCE CORP.

	By:	/s/ Scott Flaherty
	Name:	Scott Flaherty
	Title:	Senior Vice President and Chief Financial Officer

Dated: June 26, 2015